Exhibit 99.1

INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan
MEDIA CONTACT: (800)796-8448

For Immediate Release

COUNTRYWIDE REPORTS DECEMBER 2004 OPERATIONAL DATA
– MONTHLY LOAN PRODUCTION OF $35 BILLION BRINGS YEARLY VOLUME TO $363 BILLION –
– SERVICING PORTFOLIO REACHES $838 BILLION –
– TOTAL ASSETS AT COUNTRYWIDE BANK SURPASS $40 BILLION MARK –

CALABASAS, CA (January 11, 2005) – Countrywide Financial Corporation (NYSE: CFC), a diversified financial services provider, released operational data for the month ended December 31, 2004. Highlights included the following:

•	Loan fundings for December were $35 billion, an increase of 11 percent over last month and up 38 percent over December 2003. Fundings for the fourth quarter totaled $95 billion, 4 percent higher than the third quarter of 2004 and 25 percent more than the fourth quarter of 2003. Total fundings for 2004 reached $363 billion, making it the second best year in Company history.

—	Monthly purchase volume rose 9 percent over the last month to $17 billion, 36 percent more than December 2003. Quarterly purchase volume of $47 billion declined by 11 percent from the third quarter, consistent with anticipated seasonal variability, but was 36 percent higher than the fourth quarter of 2003. Total yearly purchase activity set a new record at $176 billion.

—	Adjustable-rate loan fundings of $18 billion for the month were 12 percent higher than last month and 91 percent greater than December 2003. Quarterly adjustable-rate loan volume of $51 billion was down 9 percent from the third quarter, but was 78 percent higher than the fourth quarter of 2003. Adjustable-rate loan fundings for the year reached a new high of $190 billion.

—	Monthly home equity loan fundings of $3.1 billion were up 3 percent compared to last month and 74 percent more than December 2003. Quarterly home equity loan fundings reached a new high of $9.2 billion, up 2 percent over the third quarter and 79 percent higher than the fourth quarter of 2003. Home equity loan volume for 2004 reached a new record high of $31 billion.

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Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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—	Subprime loan volume for December rose by 24 percent over last month to a new monthly record of $4.3 billion, an increase of 91 percent over December 2003. Subprime loan fundings for the fourth quarter totaled $11 billion, a decline of 8 percent from the third quarter, but 65 percent more than the fourth quarter of 2003. As such, yearly subprime loan volume set a new record at $39 billion.

•	Average daily application activity remained at the $2 billion level for the month of December, down 1 percent from November 2004, but 48 percent greater than December 2003.

•	The pipeline of loans-in-process was $48 billion, down 6 percent from last month, but 45 percent higher than December 2003.

•	The servicing portfolio rose to $838 billion, up $193 billion, or 30 percent, over December 2003.

•	Monthly securities trading volume was essentially flat compared to November 2004 at $261 billion, but was 45 percent more than December 2003. Quarterly trading volume reached $760 billion, a decline of 4 percent from the third quarter, but 30 percent greater than the fourth quarter of 2003. This brought total trading volume for the year to a new record high of $3.1 trillion.

•	Total assets at Countrywide Bank continued to climb, reaching $41 billion, an increase of 6 percent over last month and 111 percent more than the level at December 2003.

•	Monthly net earned premiums at Balboa of $69 million rose by 3 percent over last month, and were 8 percent greater than December 2003. Quarterly premium volume totaled $204 million, an increase of 5 percent from the third quarter and up 1 percent from the fourth quarter of 2003. Total annual premium volume reached $782 million.

•	Subservicing volume at Global Home Loans was $118 billion, up 11 percent over December 2003.

“December’s robust operational results provided a strong finish to the 2004 year for Countrywide,” said Stanford L. Kurland, President and Chief Operating Officer. “The overall market in 2004 featured a range in the 10-year U.S. Treasury yield of 119 basis points, although the year-over-year yield change was a decline of only 3 basis points. The MBA’s December 20, 2004 forecast indicates that industry loan production volume for 2004 is expected to have fallen 26 percent from 2003’s record levels. This compares to Countrywide’s annual production volume for 2004 of $363 billion, which declined by 17 percent from the prior year. Countrywide’s strong production results were generated by our sales force

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Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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expansion strategy, our broad product menu, and our operational excellence. During the year, the Company set new records in purchase, adjustable-rate, home equity and subprime lending volume. Robust production activity translated to strong growth in servicing, with the portfolio reaching $838 billion at year-end, almost $200 billion more than December 2003.

“Our mortgage banking activity was supplemented by strong operational performance in each of our diversified businesses,” Kurland concluded. “Assets at Countrywide Bank more than doubled over last year to reach $41 billion. Capital Markets reached a new high in securities trading volume of $3.1 trillion, an increase of 9 percent over 2003. Net premiums earned from our Insurance carrier rose by 7 percent over last year to a new record of $782 million, and the servicing portfolio of Global Home Loans rose by 11 percent over December 2003 to reach $118 billion.”

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services primarily prime-quality loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, a division of Treasury Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Life and Casualty Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; interest rate paths; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Investor Relations
4500 Park Granada · Calabasas, CA 91302 · 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	December 31,	December 31,	December 31,
	2004	2003	2004
LOAN PRODUCTION
Number of Working Days in the Period	22	22	254
Average Daily Loan Applications	$1,983	$1,339	$2,024
Mortgage Loan Pipeline (loans in process)	$47,768	$32,969
Loan Fundings:
Consumer Markets Division	$10,440	$7,670	$111,375
Wholesale Lending Division	6,992	4,902	72,848
Correspondent Lending Division	13,086	9,390	133,588

Total Mortgage Banking	30,518	21,962	317,811
Capital Markets	2,234	1,489	18,079
Treasury Bank (2)	1,978	1,698	27,116

Total Loan Fundings	$34,730	$25,149	$363,006

Loan Fundings in Units:
Consumer Markets Division	72,025	61,031	797,009
Wholesale Lending Division	38,476	29,638	407,323
Correspondent Lending Division	74,305	57,079	760,957

Total Mortgage Banking	184,806	147,748	1,965,289
Capital Markets	9,665	6,357	74,215
Treasury Bank (2)	13,389	16,861	259,240

Total Loan Fundings in Units	207,860	170,966	2,298,744

Loan Fundings:
Purchase (3)	$16,533	$12,115	$176,486
Non-purchase (3)	18,197	13,034	186,520

Total Loan Fundings	$34,730	$25,149	$363,006

Government Fundings	$875	$1,343	$13,247
ARM Fundings	$18,457	$9,679	$189,931
Home Equity Fundings	$3,148	$1,805	$30,893
Subprime Fundings	$4,306	$2,257	$39,441
LOAN SERVICING (4)
Volume	$838,322	$644,855
Units	6,196,487	5,080,621
Subservicing Volume (5)	$16,847	$14,404
Subservicing Units	171,633	159,357
Prepayments in Full	$17,755	$11,845	$184,324
Bulk Servicing Acquisitions	$4,903	$1,054	$40,723
Portfolio Delinquency (%) — CHL (6)	3.83%	3.91%
Foreclosures Pending (%) — CHL (6)	0.42%	0.43%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	December 31,	December 31,	December 31,
	2004	2003	2004
LOAN CLOSING SERVICES (units)
Credit Reports	580,363	405,336	7,492,515
Flood Determinations	247,978	172,325	2,797,405
Appraisals	82,114	47,004	804,290
Automated Property Valuation Services	496,643	319,220	5,433,328
Other	17,119	12,096	178,018

Total Units	1,424,217	955,981	16,705,556

CAPITAL MARKETS
Securities Trading Volume (7)	$260,666	$179,390	$3,126,672
BANKING
Assets Held by Treasury Bank (in billions)	$41.0	$19.4
INSURANCE
Net Premiums Earned:
Carrier	$55	$51	$625
Reinsurance	14	13	157

Total Net Premiums Earned	$69	$64	$782

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$118	$106
Period-end Rates
10-Year U.S. Treasury Yield	4.24%	4.27%
FNMA 30-Year Fixed Rate MBS Coupon	5.21%	5.28%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.

(3)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)	Includes loans held for sale, loans held for investment, and loans serviced under subservicing agreements for others.

(5)	Subservicing volume for other clients.

(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)	Includes trades with Mortgage Banking Division.

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